Exhibit 99.1

Shineco, Inc. Announces Pricing of Initial Public Offering

Company Will Trade on NASDAQ Capital Market as “TYHT”

BEIJING, China, September 26, 2016/ PRNewswire/ -- Shineco, Inc. (“Shineco” or the “Company”), a producer and distributor of Chinese herbal medicines, organic agricultural produce, specialized textiles, and other health and well-being focused plant-based products in China, today announced the pricing of its initial public offering (“IPO”) of 1,713,190 common shares at a price of $4.50 per share.  Shineco’s common shares are expected to begin trading on the NASDAQ Capital Market on September 28, 2016 under the symbol “TYHT”.

Network 1 Financial Securities, Inc. acted as Underwriter for the offering. Monarch Bay Securities, LLC participated as a Selected Dealer.

Shineco's registration statement relating to the IPO has been filed with, and declared effective by, the United States Securities and Exchange Commission (“SEC”). This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Offering of the securities is made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained by contacting Network 1 Financial Securities, Inc., 2 Bridge Avenue, Suite 241, Red Bank, New Jersey 07701, Attention: Damon Testaverde, Managing Director, Investment Banking or email ddtestaverde@netw1.com  or by calling +1 (800)-886-7007.

Shineco also announced today the launch of its investor website at www.shinecobiotech.com. Investors may visit this website for information about the Company, its SEC filings, press releases and other information of interest to current and potential investors. The investor website is not a part of the IPO prospectus.

About Shineco, Inc.

Incorporated in August 1997 and headquartered in Beijing, China, Shineco, Inc. (“Shineco” or the “Company”) is a Delaware holding company that uses its subsidiaries’ and variable interest entities’ vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products in China. Utilizing modern engineering technologies and biotechnologies, Shineco produces, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. For more information about the Company, please visit www.shinecobiotech.com.

Forward-Looking Statements

This press release contains information about Shineco’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in Shineco’s registration statement and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

At the Company

Yue Gao, Investor Relations
Phone: +86-185-6170-8878

Investor Relations

Tina Xiao
Weitian Group LLC
Email: tyht@weitian-ir.com

Phone: +1-917-609-0333